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                                                                    Exhibit 23.2


                        [ARTHUR ANDERSEN LLP LETTERHEAD]



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report included in this Registration Statement and to the incorporation by reference in this Registration Statement of our report dated November 6, 1998 included in Providence Gas Company's Form 10-K for the year ended September 30, 1998 and to all references to our Firm included in this Registration Statement.


/s/ Arthur Andersen LLP
-----------------------
Arthur Andersen LLP

Boston, Massachusetts
January 19, 1999